UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

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☒	Soliciting Material Pursuant to § 240.14a-12

Rackable Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Rackable Systems Comments on Stockholder’s Proposals

FREMONT, Calif.—Feb. 29, 2008—Rackable Systems, Inc. (NASDAQ: RACK), a leading provider of servers and storage products for large-scale data centers, said it had received a notice from Richard L. Leza, Jr. of Sierra Madre, Calif. regarding nomination of two candidates, himself and Steve Montoya of Los Gatos, Calif., for election to Rackable Systems’ Board of Directors at the Company’s 2008 Annual Meeting of Stockholders. Mr. Leza informed the Company that he owns 2,600 shares out of the roughly 29.2 million shares outstanding of Rackable Systems, Inc. common stock. Mr. Leza also submitted an advisory resolution for consideration relating to stockholder approval of executive compensation.

“The Board’s Nominating and Governance Committee will review and evaluate the proposed nominees and the advisory resolution,” said Ronald D. Verdoorn, Board Chairman. “The Board has a record of actively working to advance the interests of all stockholders. Over the past nine months, we have recruited a number of new senior executives, including new CEO Mark J. Barrenechea, as well as two new highly qualified independent directors. The Board continues to diligently monitor Rackable’s performance as the new management team executes on our strategies to drive growth and enhance stockholder value.”

The Board will announce the date for the 2008 Annual Meeting of Stockholders after it has been set.

About Rackable Systems

Rackable Systems, Inc. (NASDAQ: RACK) is a leading provider of Eco-Logical™ servers and storage products for large-scale data center deployments. The company’s products are designed to provide benefits in the areas of density, thermal efficiency, serviceability, power distribution, data center mobility and remote management. Founded in 1999 and based in Fremont, California, Rackable Systems is a founding member of The Green Grid and serves Internet, enterprise software, federal government, entertainment, financial services, oil and gas exploration and high performance-computing customers worldwide.

Rackable Systems and Eco-Logical are trademarks or registered trademarks of Rackable Systems, Inc.

Additional Information and Where to Find It

Rackable Systems, its directors and certain of its officers and employees are potential participants in a solicitation of proxies in connection with Rackable Systems’ 2008 annual meeting of stockholders. Information regarding the special interests of these directors, officers and employees will be included in any proxy statement filed by Rackable Systems in connection with the 2008 annual meeting. In addition, Rackable Systems files annual, quarterly and special reports, proxy, and other information with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov.

Rackable Systems will file a proxy statement in connection with its 2008 annual meeting of stockholders. Rackable Systems’ stockholders are strongly advised to read the proxy statement and the accompanying white proxy card when they become available, as they will contain important information, including information relating to the participants in such proxy solicitation. Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by Rackable Systems with the SEC for free at the internet website maintained by the SEC at www.sec.gov.

CONTACT: Investors:

MacKenzie Partners

Amy Bilbija, 650-798-5206

abilbija@mackenziepartners.com

or

Media:

The Abernathy MacGregor Group

James Lucas, 213-630-6550

JBL@abmac.com

SOURCE: Rackable Systems, Inc.